Exhibit 99.1

FOR IMMEDIATE RELEASE

ShiftPixy, Inc.

Reports Fiscal 2020 Results

MIAMI, FL – November 30, 2020 – ShiftPixy, Inc. (NASDAQ: PIXY), a Florida-based staffing enterprise that designs, manages, and sells access to a disruptive, revolutionary platform that facilitates employment in the rapidly growing Gig Economy, today announced operating results for the year ended August 31, 2020 (“2020”).

2020 Financial Highlights

•	Improved balance sheet compared to the fiscal year ended August 31, 2019 (“2019”):
o	Eliminated debt with full-ratchet anti-dilution price protection during 2020
o	Raised over $25 million in equity from May 2020 to October 2020
o	Sold 85% of lower growth business which generated $9.5 million of cash
•	Quarterly gross billings improved to $18.7 million for Q4 2020, a sequential increase of $4.3 million or 30% from Q3 2020, due to new customer additions and COVID-19 recovery for existing customers. For the entire fiscal year, gross billings from continuing operations were $66 million, compared to $73 million for 2019, due primarily to COVID-19 impacts in 2020, as well as client cancellations primarily in the early part of 2020, during calendar 2019.
•	Quarterly revenues improved to $2.4 million for Q4 2020, a sequential increase of 20% from Q3 2020. Revenues for the entire fiscal year decreased 17% to $8.6 million, compared to $10.5 million for 2019, primarily as a result of our strategic decision to shift our client focus during 2019, as well as the negative impact of COVID-19 growth headwinds.
•	Gross profit for 2020 was $1.0 million, decreasing 50% from 2019 gross profit of $1.9 million, due to workers’ compensation cost increases.
•	Loss from Operations for 2020 increased $6.0 million to $21.6 million from $15.6 million in 2019, of which $3.5 million was a non-cash asset impairment charge related to previously capitalized software, along with a $1.0 million increase in stock-based compensation.
•	EBITDAS Loss (Operating Loss excluding asset impairment, interest expense, depreciation, amortization and share-based compensation) increased to $16.2 million for 2020 from $14.7 million for 2019 due to $1.0 million of reduced margins and increased spending on our mobile application development, offset by decreased operations costs.
•	Investment in our mobile application and technology solution deployment increased to $4.2 million in 2020 from $3.1 million in 2019. Total Human Resource Information System (“HRIS”) and mobile application investment is $20.7 million to date.

2020 Operational Highlights

•	The number of employees retained in our employee HRIS exceeded 35,000.
•	Relocated corporate headquarters to Miami, Florida to expand sales and marketing reach to better serve Eastern United States and Latin America (move substantially completed in September 2020).
•	Experienced billings and worksite employee growth during 2020 despite COVID-19 pandemic due to new client additions and Q4 COVID-19 recovery.

•	New partnership established in Q4 2020 that has the potential to bring over 200,000 new restaurant employees onto our HRIS platform, with the added potential to generate gross wage billings of $20,000 per employee.
•	New nationwide nurse staffing client signed in Q4 2020 with over 8,000 employees that has the potential to generate gross billings of approximately $50,000 per employee, which we expect to drive significant revenue and gross profit growth.
•	Full suite of mobile application and HRIS platform functionality nearing completion and full commercial launch, which we expect to add additional revenue streams.

“2020 was a key transition year for ShiftPixy. We completed the client refocus we began in 2019 away from light industrial clients to quick service restaurants and other new business opportunities that we believe are better served by our new technology platform. We significantly improved our balance sheet by selling assets and raising additional capital which allowed us to eliminate our convertible debt and continue to invest in our growth initiatives. Despite setbacks in our May 31, 2020 quarter due to the COVID-19 pandemic, at year end the combined recovery of our pre-COVID business combined with our new customer additions resulted in sequential billing growth that continues into our first fiscal quarter of 2021,” stated Chief Executive Officer Scott Absher. “We are starting to see customer on-boarding from sales wins by our new sales team in our new Miami headquarters and are very excited about our new partnerships in the State of Washington and our new nurse staffing client, both of which we believe will drive revenue and gross profit growth in the first half of Fiscal 2021. We believe that we are well positioned to execute on these recent wins and expect to see a significant increase in our business activity levels. We hope to achieve profitability in the second half of Fiscal 2021 as we continue our focus on creating long-term shareholder value.”

About ShiftPixy

ShiftPixy is a disruptive human capital services enterprise, revolutionizing employment in the Gig Economy by delivering a next-gen platform for workforce management that helps businesses with shift-based employees navigate regulatory mandates, minimize administrative burdens and better connect with a ready-for-hire workforce. With expertise rooted in management’s nearly 25 years of workers’ compensation and compliance programs experience, ShiftPixy adds a needed layer for addressing compliance and continued demands for equitable employment practices in the growing Gig Economy. ShiftPixy’s complete human capital management ecosystem is designed to manage regulatory requirements and compliance in such required areas as paid time off (PTO) laws, insurance and workers’ compensation, minimum wage increases, and Affordable Care Act (ACA) compliance.

ShiftPixy Cautionary Statement

The information provided in this release includes forward-looking statements, the achievement or success of which involves risks, uncertainties, and assumptions. These forward-looking statements are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Although such forward-looking statements are based upon what our management believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate. If any of the risks or uncertainties, including those set forth below, materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties include, but are not limited to, risks associated with the nature of our business model; our ability to execute our vision and growth strategy; our ability to attract and retain clients; our ability to assess and manage risks; changes in the law that affect our business and our ability to respond to such changes and incorporate them into our business model, as necessary; our ability to insure against and otherwise effectively manage risks that affect our business; risks arising from the COVID-19 pandemic or any other events that could cause wide-scale business disruptions; competition; reliance on third-party systems and software; our ability to protect and maintain our intellectual property; and general developments in the economy and financial markets. These and other risks are discussed in our filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, our Annual Report on Form 10-K, filed on November 30, 2020, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. These documents, including the sections therein entitled “Risk Factors,” identify important factors that could cause actual results to differ materially from those contained in forward-looking statements. All of our forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. Statements made in connection with any guidance may refer to financial statements that have not been reviewed or audited. We undertake no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change, except as required by applicable securities laws. The information in this press release shall not be deemed to be "filed" for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD. Further information on these and other factors that could affect our financial results is included in the filings we make with the SEC from time to time. These documents are available on the "SEC Filings" subsection of the "Investor Information" section of our website at https://ir.shiftpixy.com/financial-information/sec-filings, or directly from the SEC’s website at https://www.sec.gov.

Consistent with the SEC’s April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, we are alerting investors and other members of the general public that we will provide updates on operations and progress required to be disclosed under Regulation FD through the Company’s social media on Facebook, Twitter, LinkedIn and YouTube. Investors, potential investors, shareholders and individuals interested in us are encouraged to keep informed by following us on Facebook, Twitter, LinkedIn and YouTube.

INVESTOR CONTACT:

InvestorRelations@shiftpixy.com

800.475.3655

ShiftPixy, Inc.

Consolidated Balance Sheets

	August 31, 2020	August 31, 2019
ASSETS
Current assets
Cash	$4,303,000	$1,561,000
Accounts receivable, net	308,000	85,000
Unbilled accounts receivable	2,303,000	1,418,000
Deposit – workers’ compensation	293,000	235,000
Prepaid expenses	723,000	349,000
Other current assets	73,000	244,000
Current assets of discontinued operations	1,030,000	10,139,000
Total current assets	9,033,000	14,031,000

Fixed assets, net	575,000	4,155,000
Note receivable, net	4,045,000	-
Deposits – workers’ compensation	736,000	754,000
Deposits and other assets	449,000	124,000
Non-current assets of discontinued operations	2,582,000	5,567,000
Total assets	$17,420,000	$24,631,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable and other accrued liabilities	$3,831,000	$4,454,000
Payroll related liabilities	5,752,000	2,559,000
Convertible notes, net	-	3,351,000
Accrued workers’ compensation costs	497,000	235,000
Default penalties accrual	-	1,800,000
Derivative liability	-	3,756,000
Current liabilities of discontinued operations	1,746,000	16,033,000
Total current liabilities	11,826,000	32,188,000
Non-current liabilities
Accrued workers’ compensation costs	1,247,000	525,000
Non-current liabilities of discontinued operations	4,377,000	3,853,000
Total liabilities	17,450,000	36,566,000
Commitments and contingencies
Stockholders’ deficit
Preferred stock, 50,000,000 authorized shares; $0.0001 par value	-	-
Common stock, 750,000,000 authorized shares; $0.0001 par value; 16,902,146 and 909,222 shares issued as of August 31, 2020 and 2019	1,000	-
Additional paid-in capital	119,431,000	32,505,000
Treasury stock, at cost-0 and 13,953 shares as of August 31, 2020 and August 31, 2019	-	(325,000)
Accumulated deficit	(119,462,000)	(44,115,000)
Total stockholders’ deficit	(30,000)	(11,935,000)
Total liabilities and stockholders’ deficit	$17,420,000	$24,631,000

ShiftPixy Inc.

Consolidated Statements of Operations

	For the year ended
	August 31, 2020	August 31, 2019
Revenues (gross billings of $65.5 million and $73.4 million less worksite employee payroll cost of $56.9 million and $62.9 million, respectively)	$8,642,000	$10,451,000
Cost of revenue	7,685,000	8,538,000
Gross profit	957,000	1,913,000

Operating expenses:
Salaries, wages, and payroll taxes	7,227,000	6,283,000
Stock-based compensation – general and administrative	1,526,000	632,000
Commissions	181,000	201,000
Professional fees	3,366,000	3,918,000
Software development - external	2,240,000	1,209,000
Depreciation and amortization	272,000	194,000
Impaired asset expense	3,543,000	-
General and administrative	4,180,000	5,032,000
Total operating expenses	22,535,000	17,469,000

Operating Loss	(21,578,000)	(15,556,000)

Other (expense) income:
Interest expense	(2,525,000)	(8,507,000)
Change in fair value of note receivable	(1,074,000)	-
Expense related to Preferred Options	(62,091,000)	-
Expense related to modification of warrants	(21,000)	-
Loss from debt conversion	(3,500,000)	-
Inducement loss	(624,000)	(3,927,000)
Loss on debt extinguishment	(1,592,000)	-
Change in fair value derivative and warrant liability	1,777,000	2,569,000
Loss on convertible note settlement	-	811,000
Gain on convertible note penalties accrual	760,000	-
Total other (expense) income	(68,890,000)	(9,054,000)
Loss from continuing operations	(90,468,000)	(24,610,000)
(Loss) Income from discontinued operations
(Loss) Income from discontinued operations	(561,000)	6,528,000
Gain from asset sale	15,682,000	-
Total Income (Loss) from discontinued operations, net of tax	15,121,000	6,528,000

Net loss	$(75,347,000)	$(18,082,000)

Net Loss per share, Basic and diluted
Continuing operations	$(4.96)	$(30.09)
Discontinued operations
Operating (loss) income	(0.03)	7.98
Gain on sale of assets	0.86	-
Total discontinued operations	0.83	7.98
Net Loss per share of common stock – Basic and diluted	$(4.13)	$(22.11)

Weighted average common stock outstanding – Basic and diluted	18,222,661	817,720